SECURITIES ACT OF 1933 FILE NO:               (IF APPLICATION TO DETERMINE
                                 ELIGIBILITY
        OF TRUSTEE FOR DELAYED OFFERING PURSUANT TO SECTION 305(b)(2)


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           _______________________

                                  FORM T-1

                 STATEMENT OF ELIGIBILITY AND QUALIFICATION
                 UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                  CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
              OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)______

                           ______________________

                      THE FIRST NATIONAL BANK OF BOSTON
             (Exact name of trustee as specified in its charter)


                                 04-2472499
                    (I.R.S. Employer Identification No.)

100 Federal Street, Boston, Massachusetts                              02110
   (Address of principal executive offices)
(Zip Code)

                 Gary A. Speiss, Cashier and General Counsel
 100 Federal Street, 24th Floor, Boston, Massachusetts 02110 (617) 434-2870
                              (Name, address and telephone number of agent for
                                  service)
                         __________________________

                            Millipore Corporation
             (Exact name of obligor as specified in its charter)



       Massachusetts                              04-2170233
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                   Identification No.)

80 Ashby Road
Bedford, MA                                       01730-2237
(Address of principal executive offices)
(Zip Code)

                                Senior Notes
                       (Title of indenture securities)


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1.  General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

  Comptroller of the Currency of the United States, Washington D.C.
      Board of Governors of the Federal Reserve System, Washington, D.C Federal Deposit Insurance Corporation, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

  Trustee is authorized to exercise corporate trust powers.

2.  Affiliations with Obligor and Underwriters.

      If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

      None with respect to the Trustee.
       (See Notes on page 2)
      None with respect to Bank of Boston Corporation.

3. through 11.  Not applicable.

12.  Indebtedness of the Obligor to the Trustee

      COL. A              COL. B              COL. C
    NATURE OF             AMOUNT
   INDEBTEDNESS        OUTSTANDING           DATE DUE


$40,000,000 Money     minimal usage       Annual Renewal
Market Demand Line
    of Credit
   $12,000,000           323,000          Annual Renewal
International Line
    of Credit
$1,586,000 Forward          0             Annual Renewal
     Contract

13. through 15.   Not applicable.

16. List of Exhibits.

      List below all exhibits filed as part of this statement of eligibility and qualification.

      1. A copy of the articles of association of the trustee as now in effect.

      A certified copy of the Articles of Association of the trustee is filed as Exhibit No. 1 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

      2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

       A copy of the certificate of T. McLean Griffin, Cashier of the trustee, dated February 3, 1978, as to corporate succession containing copies of the Certificate of the Comptroller of the Currency that The Massachusetts Bank, National Association, into which The First National Bank of Boston was merged effective January 4, 1971, is authorized to commence the business of banking as
 a
national banking association, as well as a certificate as to such merger is filed as Exhibit No. 2 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

      3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above.

      A copy of a certificate of the Office of the Currency dated February 6,
 1978
is filed as Exhibit No. 3 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

      4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

      A certified copy of the existing By-Laws of the trustee dated December 23, 1993 is filed as Exhibit No. 4 to statement of eligibility and qualification No. 22-25754 and is incorporated herein by reference thereto.

       5.  The consent of the trustee required by Section 321(b) of the Act.

      The consent of the trustee required by Section 321(b) of the Act is annexed hereto and made a part hereof.

      6. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

      A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                                    NOTES

     In answering any item in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

     The answer furnished to Item 2 of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                  SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The
First National Bank of Boston, a national banking association organized and existing under the laws of The United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Town of Canton and
 Commonwealth
of Massachusetts, on the 10th day of March,1995.


                         THE FIRST NATIONAL BANK OF BOSTON, Trustee


                                                    By : Henry W.Seemore
                                                         Henry W.Seemore

                                                         Account Manager








                                  EXHIBIT 6

                             CONSENT OF TRUSTEE


    Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue by Millipore Corporation of Senior Notes, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                      THE FIRST NATIONAL BANK OF BOSTON, Trustee


                                                 By : Henry W. Seemore
                                                      Henry W. Seemore

                                                      Account Manager

                                  EXHIBIT 7

CONSOLIDATED REPORT OF CONDITION, INCLUDING DOMESTIC AND FOREIGN  SUBSIDIARIES,
 OF

                      THE FIRST NATIONAL BANK OF BOSTON

     In the Commonwealth of Massachusetts, at the close of business on December 31, 1994. Published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter number 200. Comptroller of the Currency Northeastern District.

                                   ASSETS
                                                                     Dollar
                                                                   Amounts in
                                                                   Thousands
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin          $ 1,862,093
          Interest-bearing balances                                1,551,280
Securities                                                         3,935,691
Federal funds sold and securities purchased under agreements to resell in domestic
  offices of the bank and of its Edge and Agreement subsidiaries, and in
IBF's:
     Federal funds sold                                              758,937
     Securities purchased under agreements to resell                       0
Loans and lease financing receivables:
     Loans and leases, net of unearned income    $25,796,462
     LESS: Allowance for loan and lease losses       534,630
     LESS: Allocated transfer risk reserve                 0
     Loans and leases, net of unearned income, allowance and reserve
                                                                 25,261,832
Assets held in trading accounts                                     840,348
Premises and fixed assets (including capitalized leases)            398,475
Other real estate owned                                              48,504
Investments in unconsolidated subsidiaries and associated companies 103,670
Customers' liability to this bank on acceptances outstanding        304,031
Intangible assets                                                   651,394
Other assets                                                      1,170,251
      Total Assets                                              $36,886,506

                                 LIABILITIES
Deposits:
     In domestic offices                                       $14,924,310
     Noninterest-bearing          $ 4,035,673
     Interest-bearing              10,888,637
In foreign offices, Edge and Agreement subsidiaries, and IBF's   9,998,764
     Noninterest-bearing              570,582
     Interest-bearing               9,428,182
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
     Federal funds purchased                                    2,464,904
     Securities sold under agreements to repurchase               277,077
Demand notes issued to the U.S. Treasury                          364,045
Trading Liabilities                                               227,865
Other borrowed money                                            3,875,462
Mortgage indebtedness and obligations under capitalized leases     14,007
Bank's liability on acceptances executed and outstanding          305,512
Subordinated notes and debentures                                 979,167
Other liabilities                                               1,022,105
     Total Liabilities                                        $34,453,218
Limited-life preferred stock and equity capital                         0

                               EQUITY CAPITAL

Perpetual preferred stock and related surplus                    $     0
Common stock                                                      82,264
Surplus                                                          987,524
Undivided profits and capital reserves                         1,408,062
LESS: Net unrealized loss on marketable equity securities        (39,027)
Cumulative foreign currency translation adjustments               (5,535)
Total equity capital                                           2,433,288
      Total Liabilities, Limited-life preferred stock, and
        equity                                               $36,866,506

     I, Robert T. Jefferson, Comptroller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                     Robert T. Jefferson

                                      February 13, 1995


     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities.  We declare that it has been examined by us, and to the
best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                      Charles K. Gifford
                                                                  Ira Stepanian
                                                               J. Donald Monan
                               Directors


                                           February 13, 1995


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